EXHIBIT 5

              [LETTERHEAD MILBERG WEISS BERSHAD HYNES & LERACH LLP]

                                November 1, 1999

      Intelli-Check, Inc.
      775 Park Avenue, Suite 340
      Huntington, New York 11743

      Re: Intelli-Check, Inc.
          Registration Statement on Form SB-2

      Ladies and Gentlemen:

      We have acted as counsel to Intelli-Check, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form SB-2, File No. 333-87797, under the Securities Act of 1933, and the prospectus (the "Prospectus") included therein, relating to the public offering by the Company of 1,000,000 shares (the "Firm Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"). The offering also involves the grant to GunnAllen Financial, Inc. (the "Underwriter") of an option to purchase up to an additional 150,000 shares of Common Stock (the "Additional Shares") to cover over-allotments in connection with the offering, the sale to the Underwriter of warrants (the "Underwriter's Warrants") to purchase up to 100,000 shares of Common Stock and the registration for the benefit of certain existing securityholders of an aggregate of 25,000 shares of Common Stock, 15,000 of which are issuable upon the exercise of warrants.

      In rendering the opinions set forth below, we have examined original copies or certified, conformed or photostatic copies of the corporate records of the Company and such certificates of public officials, drafts of the Underwriting Agreement relating to the offering, certificates of the officers of the Company and copies identified to our satisfaction of such other documents as we deemed relevant and necessary as a basis for the opinion hereinafter set forth. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies.

      As to various questions of material fact to this opinion, we have relied upon statements and certificates of officers and representatives of the Company.

      On the basis of the foregoing and our examination of such questions of law as we deemed relevant, we are of the opinion that:


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      1. All the outstanding shares of capital stock of the Company (including the Firm Shares, the Additional Shares and shares of Common Stock registered for the benefit of certain existing securityholders) have been duly authorized, and except for the 15,000 shares issuable upon exercise of warrants, validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

      2. The 15,000 shares of Common Stock issuable to the holder of warrants, when issued, paid for and delivered in accordance with the terms of such warrants will be duly authorized and validly issued, nonassessable and not subject to any preemptive or similar rights.

      3. Each of the Underwriter's Warrants and the Common Stock issuable upon the exercise of such warrants, when issued, paid for and delivered in accordance with the terms of such warrants, will be duly authorized, validly issued and fully paid, non-assessable and not subject to any preemptive or similar rights;

      We note that we are members of the bar of the State of New York and our opinion is limited to matters governed by the federal laws of the United States, the laws of the State of New York and the general corporation laws of the State of Delaware.

      We hereby consent to be named in the Registration Statement and the Prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under "Legal Matters."

      We further consent to your filing a copy of this opinion as an Exhibit to the Registration Statement.

                                                           Very truly yours,

                                                           MILBERG WEISS BERSHAD
                                                           HYNES & LERACH LLP